Exhibit 21.  Subsidiaries of the Registrant
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The Timken Company has no parent company.

The active subsidiaries of the Company (all of which are included in the consolidated financial statements of the Company and its subsidiaries) are as follows:
                                   State or sovereign      Percentage of
                                   power under laws        voting securities
Name                               of which organized      owned directly or
                                                           indirectly by
                                                           Company
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Australian Timken Proprietary,       State of Victoria,         100%
  Limited                            Australia
Timken do Brasil                     State of Sao Paulo,        100%
  Commercio e Industria, Ltda.         Brazil
Canadian Timken, Limited             Province of Ontario,       100%
                                       Canada
Timken Communications Company        Ohio                       100%
EDC, Inc.                            Ohio                       100%
Timken Espana, S.L.                  Spain                      100%
Timken Europa GmbH                   West Germany               100%
Gnutti Cuscinetti S.r.l.             Italy                      100%
Houghton & Richards                  Massachusetts              100%
Timken Italia, S.R.L.                Italy                      100%
Latrobe Steel Company                Pennsylvania               100%
Timken de Mexico S.A. de C.V.        Mexico                     100%
M.P.B. Corporation                   Delaware                   100%
Nihon Timken K.K.                    Japan                      100%
Ohio Alloy Steels                    Ohio                       100%
Timken Polska Sp.z.o.o.              Poland                     100%
Rail Bearing Service Corporation     Virginia                   100%
Sanderson Special Steels Limited     England                    100%
The Timken Service & Sales Co.       Ohio                       100%
Timken South Africa (Pty.)           South Africa               100%
  Limited
Yantai Timken Company Limited        China                       60%


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The Company also has a number of inactive subsidiaries which were incorporated for name-holding purposes and a foreign sales

corporation subsidiary.